UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	0-8084	06-0739839
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street Clinton, CT		06413
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 860-669-8636

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 3, 2018, the Connecticut Public Utilities Regulatory Authority (“PURA”) issued a proposed decision that would deny the joint application by Connecticut Water Service, Inc., a Connecticut corporation (the “Company”), and SJW Group, a Delaware corporation (“SJW”), for the approval of a change of control of the Company in connection with the previously announced Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 5, 2018, among the Company, SJW and Hydro Sub, Inc., a Connecticut corporation and a direct wholly owned subsidiary of SJW (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of SJW.

Following their review of the proposed decision, the Company and SJW filed with PURA today a motion to extend the statutory time period within which PURA’s proceeding must be concluded to allow the applicants to address the concerns raised by PURA in the proposed decision. The proposed decision is not the final determination by PURA with respect to the Company’s and SJW’s application and notes that PURA will consider the parties’ arguments and exceptions before reaching a final decision.

On December 3, 2018, the Company issued a statement regarding PURA’s proposed decision. A copy of the statement is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Statement, dated December 3, 2018, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
(Registrant)

Date: December 4, 2018	By:	/s/ David C. Benoit
David C. Benoit
President and Chief Executive Officer